Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-21277) of Snap-on Incorporated of our report dated June 23, 2017, relating to the financial statements and supplemental schedule of the Snap-on Incorporated 401(k) Savings Plan, which appears in this Form 11-K.

/s/  Wipfli LLP

Wipfli LLP

Milwaukee, Wisconsin

June 23, 2017